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                                                                     Exhibit 5.2
                              KELLEY DRYE & WARREN LLP
                         A LIMITED LIABILITY PARTNERSHIP

    NEW YORK, NY                  TYSONS CORNER
   WASHINGTON, DC          8000 TOWERS CRESCENT DRIVE             FACSIMILE
    CHICAGO, IL                   SUITE 1200                    (703) 918-2450
   STAMFORD, CT              VIENNA, VIRGINIA  22182          www.kelleydrye.com
  PARSIPPANY, NJ

  BRUSSELS, BELGIUM              (703) 918-2300

  AFFILIATE OFFICES
 JAKARTA, INDONESIA
   MUMBAI, INDIA

                                 October 22, 2004

Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
90 North Broadway
Irvington, New York  10533

               Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special counsel to Bonita Bay Holdings, Inc., a Virginia corporation ("BONITA BAY"), Prestige Brands Holdings, Inc., a Virginia corporation ("HOLDINGS") and Prestige Brands International, Inc., a Virginia corporation ("INTERNATIONAL" and collectively with Bonita Bay and Holdings, the "GUARANTORS"), in connection with the Guarantors' proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $210,000,000 in aggregate principal amount of 91/4% Senior Subordinated Notes, due 2012, Series B (the "EXCHANGE NOTES"). The Exchange Notes are to be issued by Prestige Brands, Inc., a Delaware corporation (the "ISSUER"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "REGISTRATION STATEMENT"), originally filed with the Securities and Exchange Commission (the "COMMISSION") on July 6, 2004, under the Securities Act of 1933, as amended (the "ACT"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "GUARANTEES"), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as may be amended or supplemented from time to time, the "INDENTURE"), dated as of April 6, 2004, among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as Trustee.

     In our capacity as special counsel to the Guarantors, our representation is limited to matters referred to us by the Guarantors.

     For purposes of the opinions and other matters herein expressed, we have examined duly-executed counterparts of the following documents:

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                              KELLEY DRYE & WARREN LLP

Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
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     (i)   the Indenture dated as of April 6, 2004, by and among the Issuer, the
Guarantors and the Trustee (the "INDENTURE");

     (ii)  the Registration Statement; and

     (iii) the Notations of Guarantees and the Guarantees made a part of the Indenture dated as of April 6, 2004, made by the Guarantors in favor of the Holders (as defined in the Indenture) and Trustee (the "GUARANTEES", and collectively with the Indenture, the "TRANSACTION DOCUMENTS").

     In addition, we have examined the Articles of Incorporation of Bonita Bay, as amended by the Articles of Correction and the Articles of Amendment, in the form on file with, and confirmed to us as true and correct in certified copy from, the State Corporation Commission of the Commonwealth of Virginia ("VSSC") as of September 16, 2004 (the "BONITA BAY ARTICLES"); the Articles of Incorporation of Holdings, as amended by the Articles of Amendment and Restatement, in the form on file with, and confirmed to us as true and correct in certified copy from, the VSSC as of September 16, 2004 (the "HOLDINGS ARTICLES"); the Articles of Incorporation of International, as amended by the Articles of Amendment and the Articles of Amendment and Restatement, in the form on file with, and confirmed to us as true and correct in certified copy from, the VSSC as of September 15, 2004 (the "INTERNATIONAL ARTICLES", and collectively with the Bonita Bay Articles and the Holdings Articles, the "GUARANTORS' ARTICLES OF INCORPORATION"); the
Bylaws of Bonita Bay, in the form certified to us by Bonita Bay to be true and complete as of the date hereof (the "BONITA BAY BYLAWS"); the Bylaws of Holdings, in the form certified to us by Holdings to be true and complete as of the date hereof (the "HOLDINGS BYLAWS"); and the Bylaws of International, in the form certified to us by International to be true and complete as of the date hereof (the "INTERNATIONAL BYLAWS", and collectively with the Bonita Bay Bylaws and the Holdings Bylaws, the "BYLAWS"). The Guarantors' Articles of Incorporation and Bylaws are sometimes referred to herein collectively as the "GOVERNING DOCUMENTS." We also reviewed Certificates of Good Standing for each of the Guarantors issued by the VSSC dated September 10, 2004.

     Finally, we have reviewed certified copies of the following documents (collectively, the "CORPORATE AUTHORIZATIONS"): the Consent in Lieu of a Special Meeting of the Board of Directors of Bonita Bay (the "BONITA BAY BOARD") dated April 6, 2004; the Consent in Lieu of a Special Meeting of the Board of Directors of Holdings (the "HOLDINGS BOARD") dated April 6, 2004; and the Consent in Lieu of a Special Meeting of the Board of Directors of International (the "INTERNATIONAL BOARD", and collectively with the Bonita Bay Board and the Holdings Board, the "BOARDS OF DIRECTORS") dated
April 6, 2004.

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                              KELLEY DRYE & WARREN LLP

Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
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     The opinions and other matters expressed in this letter are based on our review of the Transaction Documents, the Registration Statement, the Governing Documents, the Corporate Authorizations, and such other records, agreements, instruments and certificates of public officials or other parties as we have deemed necessary. We make no representation that we have independently verified the accuracy, completeness or fairness of the Registration Statement.

     As to all matters of fact, we have relied on certain certificates of authorized officers of the Guarantors provided to us by the Guarantors (the "PRESTIGE CERTIFICATES"). We have assumed, without independent inquiry, the accuracy of such Prestige Certificates.

     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or that are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in our firm who have participated directly in the specific transactions to which this letter relates, and without any special or additional investigation undertaken for the purposes of this letter.

    For purposes of this letter and the opinions and other matters expressed herein, we have assumed without any investigation (i) the legal capacity of each natural person, (ii) the full power and authority of each person other than the Guarantors to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such person, (iii) the due authorization, authentication (as applicable), execution and delivery by each person other than the Guarantors of each document heretofore executed and delivered or hereafter to be executed and delivered by such person, (iv) the legality, validity, binding effect and enforceability as to each person other than the Guarantors of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such person, (v) the genuineness of each signature on, and the completeness and authenticity of, each document and record purporting to be an original, (vi) the conformity to the original of each document and record reviewed by us as a copy and (vii) the completeness and authenticity of the original of each document reviewed by us in original or copy form.

     Each opinion set forth below relating to the enforceability of any agreement or instrument against the Guarantors is subject to the following general qualifications:

     (a) the Exchange Notes have been issued by the Issuer in accordance with the terms of the Indenture and the Registration Statement;

     (b) as to any instrument or agreement delivered by the Guarantors, we assume that the Guarantors have received the agreed-to consideration therefor;

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                              KELLEY DRYE & WARREN LLP

Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
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     (c)   the enforceability of any obligation of the Guarantors may be subject to, affected by or limited by, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, marshaling or other laws, rules of law or regulations affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights);

    (d) the enforceability of any obligation of the Guarantors to provide indemnification or contribution in connection with any liability under applicable federal or state laws or regulations may be subject to limitation arising under such laws or regulations or by public policy on the enforceability of provisions providing for indemnity or contribution;

    (e) no opinion is given herein as to the availability of any specific or equitable relief of any kind and, as to remedies or rights upon default provided for under the terms of the Transaction Documents, we note that such remedies or rights may be further limited or rendered unenforceable by applicable law, but such applicable law does not, in our opinion, make the remedies afforded by the Transaction Documents inadequate for the practical realization of the benefits purported to be provided thereby; and

    (f) the enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).

     None of the opinions or other advice contained in this letter considers or covers any state securities (or "blue sky") laws or regulations. Moreover, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) waivers of benefits and rights to the extent they cannot be waived under applicable law; (ii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; or (iii) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

     Subject to the assumptions, qualifications and limitations set forth herein, we have made such examinations of law as we have deemed necessary for the purposes of this letter and the matters herein stated. This letter is, and the opinions and other matters herein expressed are, limited solely to Title 13.1 of the Virginia Code (the "VIRGINIA GENERAL CORPORATION LAW") and the federal laws of the United States of America, to the extent that the same may apply to or govern the transactions contemplated by the Transaction Documents, and does not cover matters

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                              KELLEY DRYE & WARREN LLP

Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
Page Five

arising under or governed by the laws of any other jurisdiction. No opinion is given as to the choice of law or internal substantive rules of law that any tribunal may apply to the transactions referred to herein. No opinion is given as to the "antifraud" provisions of federal or state securities laws.

     Based on and subject to the foregoing, we are of the opinion that:

     1. The Guarantors are corporations organized, existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Indenture has been duly authorized, executed and delivered by the Guarantors. The Indenture is a valid and binding obligation of the Guarantors and is enforceable against the Guarantors in accordance with its terms.

     3. When: (i) the Registration Statement has been declared effective; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for the 9 1/4% Senior Subordinated Notes of Issuer dated April 6, 2004, the Guarantees will be a valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms.

     4. The execution and delivery of the Indenture by the Guarantors and the performance by the Guarantors of their obligations thereunder (including with respect to the Guarantees) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the Governing Documents or (ii) any statute or governmental rule or regulation of the Commonwealth of Virginia.

     5. To our actual knowledge, no consent, waiver, approval, authorization or order of any Commonwealth of Virginia court or governmental authority of the Commonwealth of Virginia is required for the issuance by the Guarantors of the Guarantees, except such as may be required under the Act or the Securities Exchange Act of 1934, as amended.

     This opinion letter is rendered to the Guarantors exclusively for their benefit in connection with the filing of the Registration Statement and may not be referred to, reproduced, duplicated, quoted, excerpted from or used for any other purpose, or delivered or shown to, or relied on by, any other party (including governmental agencies) without our prior written consent (unless required to comply with applicable law or court order). This opinion letter may also be relied on by Kirkland & Ellis for purposes of their contemporaneous opinion being furnished to you in connection with the filing of the Registration Statement. The opinions set forth herein are based on applicable law and facts as of the date of this opinion letter, and are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters

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                              KELLEY DRYE & WARREN LLP

Bonita Bay Holdings, Inc.
Prestige Brands Holdings, Inc.
Prestige Brands International, Inc.
Page Six

expressly stated. We assume no obligation to update any opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                        Sincerely,

                                        /s/ KELLEY DRYE & WARREN LLP

                                        KELLEY DRYE & WARREN LLP